Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Halliburton Company:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in this registration statement.
/s/ KPMG LLP
Houston, TX
August 3, 2010